Exhibit 8 - Form of Illustration
                                                         USAA(R)[LOGO] USAA
                                                                       LIFE
                                                                       INSURANCE
                                                                       COMPANY

Form of Variable Universal       PROVIDED VIA DIRECT MAIL BY:
Life Insurance                   Employee Number - XXX
Illustration                     9800 Fredericksburg Rd., San Antonio, TX  78288
                                 800-292-8444 / Local:  210/456-9050
                                 PREPARED ON:   05/18/02
Initial Death Benefit:
$100,000.00                      REQUESTED BY:              INSURED:
                                 John Doe                   John Doe
Option: B                        USAA #XXXX                 USAA #XXXX

================================================================================

The purpose of this illustration is to show how the performance of the underlying investment accounts could affect the policy values and death benefit. The illustration is hypothetical and is not intended to be used to project or predict investment results.

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                      Variable Universal Life Insurance
--------------------------------------------------------------------------------

Variable Universal Life insurance is a life insurance plan designed to provide lifetime protection along with the opportunity to invest your premium dollars in tax-deferred investment choices. With this product, you can make transfers among accounts with no immediate tax liability. This policy gives you control of the investment/cash value portion of your policy. At the same time, you assume the associated investment risk.

Product Features: Important features include flexible benefits, flexible premiums, permanent death benefit, cash value accumulation, and investment options. You can borrow or withdraw cash value from your Variable Universal Life insurance policy without surrendering your policy. Both loans and withdrawals can adversely affect future cash value accumulations, premium payments, and death benefits.

Optional Benefit Riders: Depending on your needs, you may purchase optional riders: Waiver of Monthly Deduction, Child Rider, and Accidental Death Benefit. Riders provide additional benefits and might contain conditions and exclusions that are different from those in your policy. You also receive riders that are included at no additional cost: Extended Maturity Rider and Accelerated Benefit for Terminal Illness Rider. Availability of optional benefit riders are subject to state approval.

More complete information about USAA Life's Variable Universal Life, including charges and expenses, can be found in the prospectus which preceded or accompanied this information. Another copy can be obtained from USAA Life at the above address. Please read the prospectus carefully before sending money. USAA Life's Variable Universal Life is distributed by USAA Investment Management Company, a registered broker dealer and NASD member.

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                     Important Terms in this Illustration
--------------------------------------------------------------------------------

Guaranteed Expenses: Your policy's values based on the maximum cost of insurance and expenses and the assumed hypothetical return on your cash value.

The maximum cost of insurance and expenses are guaranteed; however, the hypothetical values are not guaranteed as they assume a rate of return that may or may not be achieved.

Non-Guaranteed Expenses: Your policy's values based on the current cost of insurance and expenses and the assumed hypothetical return on your cash value. The current cost of insurance and expenses are not guaranteed, as the cost of insurance and expenses could increase and the hypothetical return might not be achieved.

Hypothetical Gross Rate of Return: The assumed annual rate of return shown to illustrate how your policy would perform if it achieved the assumed hypothetical rate. This rate is before any expenses. This policy does not guarantee any rate of return. You assume all investment risk for this policy.

Net Rate of Return: The Hypothetical Gross Rate of Return illustrated less 0.50000% which represents an average of the management fee and other expenses for each of the 18 Funds corresponding to the 18 variable fund accounts under the policy and 0.75000% which represents the mortality and expense charge under the policy. If there were no expense reimbursement, the reduction to the Hypothetical Gross Rate of return for management fee and other expenses would be 0.54000% instead of .50000%. (See prospectus for details.)

Total Annual Premium: The annualized amount of money you contribute plus any lump-sum premium payments.

Cash Value: The total value of your variable fund accounts, including the effects of any outstanding loan.

Cash Surrender Value: The maximum amount you would receive if you surrendered your policy. This is also the amount you may borrow against or withdraw from your policy. It reflects the deduction of the Surrender Charge and any outstanding loans.

Cumulative Premium: The total of premium paid into the policy through the number of policy year ends shown.

Guaranteed Death Benefit: The guarantee that the policy will not lapse during the first five years and that the death benefit will be paid if a sufficient amount of target premium has been paid. (See prospectus for details.)

Surrender Charge: The charge based on the Annual Target Premium. The Surrender Charge declines each policy year until it is eliminated after policy year 10.

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                             Payments and Expenses
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Payments include the dollar amounts you pay into your policy. Expenses are the fees you pay to administer and maintain your policy. (See the prospectus for details.)

Annual Target Premium: An annual amount of premium payment that we establish when the policy is issued and that is shown on the Policy Information Page. It is used to determine whether a Premium Charge will be deducted from premium payments, whether a surrender charge is imposed on a full surrender and whether the Guaranteed Death Benefit applies.

Tax Guideline Payments: The maximum amounts you may pay into your policy to comply with Internal Revenue Service limitations. These payments include Guideline Single, Guideline Annual, and Modified Endowment Contract ("MEC") Guideline payments.

Expenses: The fees charged against your policy, including:

Premium Charge: A premium charge of 3% is deducted from all premium payments until the total amount of premium paid exceeds the Annual Target Premium amount multiplied by ten. For example: if your Annual Target Premium was $1,000, you are charged a 3% premium charge until you have paid $10,000 in total premiums. You would not be charged any premium charge for subsequent payments, assuming you made no changes in coverage.

Maintenance Charge: A $5 monthly charge deducted from the policy's cash value to cover recurring administrative expenses related to maintaining the policy. This charge applies for the life of the policy.

Administrative Charge: A $10 charge deducted each month in the first year of the contract to cover start-up expenses incurred in issuing this policy. This charge stops after the first 12 months of the policy.

Cost of Insurance: The monthly charges for life insurance protection including any Extra Risk Charges for rated policies and any additional cost for optional benefit riders. Two cost of insurance rates are used in this illustration: guaranteed cost and projected cost. Whenever Guaranteed Expenses are shown, the guaranteed cost of insurance is assumed to determine policy values. Whenever Non-Guaranteed Expenses are shown, the current cost of insurance is assumed to determine policy values. The guaranteed cost of insurance is the guaranteed maximum expense that can be deducted from the policy to cover insurance protection. The current cost of insurance is the cost currently deducted to cover insurance protection. The current cost of insurance could increase or decrease based on the company's experience, but it will never be more than the guaranteed cost of insurance.

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                                 Rate Classes
--------------------------------------------------------------------------------

This illustration is based on assumed rate classes. Rate classes are groupings of insured individuals who present a substantially similar insurance risk grouped as such for the purpose of setting premium rates.

Your actual rate will be determined after we have reviewed your application and any medical examination results. There are five rate classes offered in this product. Standard, Standard Plus, Preferred, Preferred Plus, and Preferred Ultra.

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                          Accessing Your Cash Value
--------------------------------------------------------------------------------

You can borrow or withdraw the cash surrender value from your Variable Universal Life insurance policy without surrendering your policy. Both loans and withdrawals will affect future cash value accumulations, premium payments, and death benefits. (See the prospectus for details.)

Policy Loans: You may borrow part of your policy's cash value at a 6% interest rate, paid in advance. Any loan remaining when the insured dies will be deducted from the death benefit before the beneficiary is paid. The amount of cash value you borrow will accumulate interest at the guaranteed rate of 4% and will not participate in the performance of your selected variable fund accounts. Your policy also offers Preferred Loans; see the prospectus for details.

Policy Withdrawals: You have the option to withdraw from the cash value. Withdrawals will reduce your cash value and reduce your death benefit. A partial surrender charge equal to the amount of $25 or 2% of the amount withdrawn is assessed for each withdrawal. Any gain included in a withdrawal is taxable. If the total of all withdrawals is more than the total premiums paid to date, USAA Life must report the amount that exceeds your premiums paid as gross income to the IRS, making the amount subject to federal (and possibly state and local) tax. Withdrawals or reductions in coverage made in the first 15 years of policy issue are subject to special tax rules. (See the prospectus for more information and consult your tax advisor.)

Policy Loans and/or withdrawals may adversely affect your policy and subject it to premature termination. This is especially true if insufficient premium has been paid.

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                               Important Notices
--------------------------------------------------------------------------------

Underwriting Criteria: USAA Life, at its discretion, may require a medical examination and answers to medical, avocational, financial, and other questions to evaluate insurability and rate classification.

Income Tax: Tax consequences may result from the limits and conditions of the Internal Revenue Code and IRS regulations. USAA Life does not offer tax advice. Please consult your tax advisor.

Suicide Clause: If death is caused by suicide within the first two years of the contract, the total death benefit is equal to the premium paid less any indebtedness or any prior partial surrenders. This clause also applies to optional death benefit riders.

Contracts Advertised: This illustration and other enclosed forms are valid only for the state of [Name], where the assumed policyowner resides. Form numbers:
[VUL 31747 ST 2-98, VUL 31837 ST 2-98, VUL 31838 ST 2-98, VUL 31839 ST 2-98,
VUL 31851 ST 2-98, VUL 31852 ST 2-98.] (may vary by state).

Form of Variable Universal Life Insurance Illustration

INSURED:                            POLICY INFORMATION:                         BENEFIT RIDERS SELECTED:
John Doe                            Option:  B                                  NONE
USAA #                              Initial Death Benefit:  $100,000.00
Male:  Age 42                       Annual Premium Outlay:  $1,000.00
Quote Effective Date:  05/18/02
Prepared On:  05/18/02

-------------------------------------------------------------------------------

This notice applies to all hypothetical values for each Hypothetical Gross Rate of Return shown in this illustration. The policy year-end values shown assume that planned premium payments are made on the first day of each payment period. The values for the columns are hypothetical and are not guaranteed. The performance of your selected variable fund accounts may produce actual values other than those shown in this illustration. Actual results may be more or less favorable than those shown. Refer to the introductory information on this illustration for an explanation of terms used throughout. The hypothetical values illustrated are based on the Net Rate of Return and reflect the deduction of the Cost of Insurance, Administrative, Maintenance and Premium Charges. See the prospectus for further details.

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                                           GUARANTEED EXPENSES                                 NON-GUARANTEED EXPENSES
                               8.00000% Hypothetical Gross Rate of Return            8.00000% Hypothetical Gross Rate of Return
                                     (6.75000% Net Rate of Return)                       (6.75000% Net Rate of Return)
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                      Total                             Cash                                                     Cash
Policy               Annual           Cash           Surrender          Death                Cash             Surrender       Death
Year      Age      Premium $         Value $           Value $         Benefit $            Value $             Value $    Benefit $
------------------------------------------------------------------------------------------------------------------------------------
1         43       1,000.00            565.29             0.00         100,565                 720.08               0.00     100,720
2         44       1,000.00          1,272.06            58.41         101,272               1,585.17             371.52     101,585
3         45       1,000.00          2,002.62           923.82         102,003               2,485.15           1,406.35     102,485
4         46       1,000.00          2,755.54         1,811.59         102,756               3,425.67           2,481.72     103,426
5         47       1,000.00          3,530.69         2,721.59         103,531               4,410.67           3,601.57     104,411
6         48       1,000.00          4,327.69         3,653.44         104,328               5,447.59           4,773.34     105,448
7         49       1,000.00          5,142.71         4,603.31         105,143               6,503.05           5,963.65     106,503
8         50       1,000.00          5,976.32         5,571.77         105,976               7,581.53           7,176.98     107,582
9         51       1,000.00          6,824.03         6,554.33         106,824               8,689.65           8,419.95     108,690
10        52       1,000.00          7,681.45         7,546.60         107,681               9,834.26           9,699.41     109,834
11        53       1,000.00          8,539.22         8,539.22         108,539              11,021.18          11,021.18     111,021
12        54       1,000.00          9,391.47         9,391.47         109,391              12,260.78          12,260.78     112,261
13        55       1,000.00         10,229.39        10,229.39         110,229              13,554.94          13,554.94     113,555
14        56       1,000.00         11,045.92        11,045.92         111,046              14,906.31          14,906.31     114,906
15        57       1,000.00         11,828.28        11,828.28         111,828              16,300.98          16,300.98     116,301
16        58       1,000.00         12,573.10        12,573.10         112,573              17,658.74          17,658.74     117,659
17        59       1,000.00         13,265.49        13,265.49         113,265              19,073.70          19,073.70     119,074
18        60       1,000.00         13,890.93        13,890.93         113,891              20,504.30          20,504.30     120,504
19        61       1,000.00         14,427.78        14,427.78         114,428              21,941.99          21,941.99     121,942
20        62       1,000.00         14,860.19        14,860.19         114,860              23,362.13          23,362.13     123,362
25        67       1,000.00         14,354.57        14,354.57         114,355              29,361.83          29,361.83     129,362
30        72       1,000.00          6,060.58         6,060.58         106,061              31,897.10          31,897.10     131,897
31        73       1,000.00          2,817.05         2,817.05         102,817              31,549.97          31,549.97     131,550
35        77       1,000.00              0.00             0.00               0              25,275.04          25,275.04     125,275
40        82       1,000.00              0.00             0.00               0               1,738.36           1,738.36     101,738
                                  This illustration continues to policy year 32        This illustration continues to policy year 41
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TAX GUIDELINE PAYMENTS                EXPENSES   (included in all figures)                 RATE CLASS:
Guideline Single:    $   19,540.21    First-Year Admin.:     $10/month                     Preferred
Guideline Annual:    $    5,334.12    Maintenance:           $5/month each year
MEC Guideline:       $    4,804.44    Premium Charge:        3% of all premiums up to 10 annual target premiums
                                      Commissions:           NONE
ANNUAL TARGET PREMIUM    $     2,697.00

Form of Variable Universal Life Insurance Illustration

INSURED:                            POLICY INFORMATION:                         BENEFIT RIDERS SELECTED:
John Doe                            Option:  B                                  NONE
USAA #                              Initial Death Benefit:  $100,000.00
Male, Age 42                        Annual Premium Outlay:  $1,000.00
Quote Effective Date:  05/18/02
Prepared On:  05/18/02

================================================================================

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                                    GUARANTEED EXPENSES                                          NON-GUARANTEED EXPENSES
                           12.00000% Hypothetical Gross Rate of Return                 12.00000% Hypothetical Gross Rate of Return
                               (10.75000% Net Rate of Return)                                 (10.7500% Net Rate of Return)
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                      Total                                Cash                                             Cash
Policy               Annual                Cash          Surrender      Death               Cash          Surrender         Death
Year      Age      Premium  $             Value  $        Value  $     Benefit  $         Value  $         Value  $       Benefit  $
------------------------------------------------------------------------------------------------------------------------------------
1          43      1,000.00                594.55             0.00     100,595               752.47             0.00         100,752
2          44      1,000.00              1,358.52           144.87     101,359             1,684.32           470.67         101,684
3          45      1,000.00              2,179.99         1,101.19     102,180             2,692.06         1,613.26         102,692
4          46      1,000.00              3,062.40         2,118.45     103,062             3,787.69         2,843.74         103,788
5          47      1,000.00              4,010.63         3,201.53     104,011             4,981.70         4,172.60         104,982
6          48      1,000.00              5,029.97         4,355.72     105,030             6,289.70         5,615.45         106,290
7          49      1,000.00              6,121.61         5,582.21     106,122             7,684.69         7,145.29         107,685
8          50      1,000.00              7,293.79         6,889.24     107,294             9,181.19         8,776.64         109,181
9          51      1,000.00              8,548.96         8,279.26     108,549            10,794.41        10,524.71         110,794
10         52      1,000.00              9,891.60         9,756.75     109,892            12,543.06        12,408.21         112,543
11         53      1,000.00             11,317.95        11,317.95    111, 318            14,441.80        14,441.80         114,442
12         54      1,000.00             12,833.99        12,833.99     112,834            16,517.93        16,517.93         116,518
13         55      1,000.00             14,439.68        14,439.68     114,440            18,787.54        18,787.54         118,788
14         56      1,000.00             16,140.03        16,140.03     116,140            21,272.40        21,272.40         121,272
15         57      1,000.00             17,928.66        17,928.66     117,929            23,971.12        23,971.12         123,971
16         58      1,000.00             19,819.34        19,819.34     119,819            26,828.73        26,828.73         126,829
17         59      1,000.00             21,808.50        21,808.50     121,809            29,958.39        29,958.39         129,958
18         60      1,000.00             23,898.28        23,898.28     123,898            33,346.61        33,346.61         133,347
19         61      1,000.00             26,073.76        26,073.76     126,074            37,000.33        37,000.33         137,000
20         62      1,000.00             28,342.64        28,342.64     128,343            40,934.08        40,934.08         140,934
25         67      1,000.00             40,540.47        40,540.47     140,540            65.063.91        65.063.91         165,064
30         72      1,000.00             52,554.04        52,554.04     152,554            98,947.72        98,947.72         198,948
35         77      1,000.00             58,008.51        58,008.51     158,009           144,307.77       144,307.77         244,308
40         82      1,000.00             44,894.40        44,894.40     144,894           204,243.07       204,243.07         304,243
44         86      1,000.00              5,172.62         5,172.62     105,173           263,394.22       263,394.22         363,394
45         87      1,000.00                  0.00             0.00           0           278,078.09       278,078.09         378,078
50         92      1,000.00                  0.00             0.00           0           342,445.75       342,445.75         442,446
55         97      1,000.00                  0.00             0.00           0           398,384.80       398,384.80         498,385
58         100     1,000.00                  0.00             0.00           0           430,076.58       430,076.58         530,077
                                    This illustration continues to policy year 45     This illustration continues to policy year 59.
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

Form of Variable Universal Life Insurance Illustration

INSURED:                            POLICY INFORMATION:                         BENEFIT RIDERS SELECTED:
John Doe                            Option:  B                                  NONE
USAA #                              Initial Death Benefit:  $100,000.00
Male, Age 42                        Annual Premium Outlay:  $1,000.00
Quote Effective Date:  05/18/02
Prepared On:  05/18/02

================================================================================

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                                              GUARANTEED EXPENSES                                 NON-GUARANTEED EXPENSES
                                     0.00000% Hypothetical Gross Rate of Return         0.00000% Hypothetical Gross Rate of Return
                                          (-1.25000% Net Rate of Return)                      (-1.25000% Net Rate of Return)
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                      Total                            Cash                                                Cash
Policy               Annual         Cash            Surrender          Death            Cash             Surrender           Death
Year       Age     Premium  $     Value  $            Value  $       Benefit  $        Value  $            Value  $        Benefit $
------------------------------------------------------------------------------------------------------------------------------------
1          43      1,000.00         507.11              0.00           100,507           655.50              0.00            100,656
2          44      1,000.00       1,106.78              0.00           101,107         1,395.02            181.37            101,395
3          45      1,000.00       1,676.49            597.69           101,676         2,103.32          1,024.52            102,103
4          46      1,000.00       2,212.93          1,268.98           102,213         2,783.06          1,839.11            102,783
5          47      1,000.00       2,715.25          1,906.15           102,715         3,436.06          2,626.96            103,436
6          48      1,000.00       3,181.56          2,507.31           103,182         4,066.28          3,392.03            104,066
7          49      1,000.00       3,608.92          3,069.52           103,609         4,640.77          4,101.37            104,641
8          50      1,000.00       3,995.22          3,590.57           103,995         5,160.99          4,756.44            105,161
9          51      1,000.00       4,336.40          4,066.70           104,336         5,622.23          5,363.53            105,633
10         52      1,000.00       4,626.86          4,492.01           104,627         6,061.80          5,926.95            106,062
11         53      1,000.00       4,860.49          4,860.49           104,860         6,454.07          6,454.07            106,454
12         54      1,000.00       5,029.24          5,029.24           105,029         6,813.74          6,813.74            106,814
13         55      1,000.00       5,127.00          5,127.00           105,127         7,140.91          7,140.91            107,141
14         56      1,000.00       5,147.49          5,147.49           105,147         7,433.32          7,433.32            107,433
15         57      1,000.00       5,084.77          5,084.77           105,085         7,679.76          7,679.76            107,680
16         58      1,000.00       4,934.84          4,934.84           104,935         7,795.50          7,795.50            107,796
17         59      1,000.00       4,688.14          4,688.14           104,688         7,876.79          7,876.79            107,877
18         60      1,000.00       4,333.98          4,333.98           104,334         7,878.09          7,878.09            107,878
19         61      1,000.00       3,862.10          3,862.10           103,862         7,798.45          7,798.45            107,798
20         62      1,000.00       3,259.38          3,259.38           103,259         7,607.23          7,607.23            107,607
23         65      1,000.00         472.80            472.80           100,473         6,159.13          6,159.13            106,159
25         67      1,000.00           0.00              0.00                 0         4,365.39          4,365.39            104,365
28         70      1,000.00           0.00              0.00                 0           378.61            378.61            100,379
                                  This illustration continues to policy year 24        This illustration continues to policy year 29
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

Form of Variable Universal Life Insurance Illustration

INSURED:                            POLICY INFORMATION:                         BENEFIT RIDERS SELECTED:
John Doe                            Option:  B                                  None
USAA #                              Initial Death Benefit:  $100,000.00
Male, Age 42                        Annual Premium Payment:  $1,000.00
Quote Effective Date:  05/18/02
Prepared On:  05/18/02

================================================================================

                                  Summary Page

This summary gives the cumulative premium projected through the ages requested and compares three hypothetical gross rates of return for guaranteed (maximum) and non-guaranteed (current) expenses. The values shown with a 0.00000% hypothetical gross rate of return are based on guaranteed expenses. The values for a 8.00000% and 12.00000% hypothetical gross rate of return are based on current expenses only.

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                                          GUARANTEED EXPENSES
                              0.00000% Hypothetical Gross Rate of Return
                                    (-1.25000% Net Rate of Return )
--------------------------------------------------------------------------------------------
                                                                 Cash
                    Cumulative               Cash               Surrender           Death
Year      Age       Premium $               Value $              Value $           Benefit $
--------------------------------------------------------------------------------------------
5          47        5,000.00              2,715.25             1,906.15         102,715.25
10         52       10,000.00              4,626.86             4,492.01         104,626.86
20         62       20,000.00              3,259.38             3,259.38         103,259.38
28         70            0.00                  0.00                 0.00               0.00
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                                       NON-GUARANTEED EXPENSES
                               8.00000% Hypothetical Gross Rate of Return
                                    (6.75000% Net Rate of Return)
--------------------------------------------------------------------------------------------
                                                                 Cash
                    Cumulative              Cash               Surrender            Death
Year       Age      Premium $              Value $              Value $           Benefit $
--------------------------------------------------------------------------------------------
5          47        5,000.00              4,410.67             3,601.57         104,410.67
10         52       10,000.00              9,699.41             9,699.41         109,834.26
20         62       20,000.00             23,362.13            23,362.13         123,362.13
28         70       28,000.00             31,559.93            31,559.93         131,559.93
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                                       NON-GUARANTEED EXPENSES
                            12.00000% Hypothetical Gross Rate of Return
                                   (10.75000% Net Rate of Return)
--------------------------------------------------------------------------------------------
                                                                 Cash
                    Cumulative             Cash               Surrender            Death
Year       Age      Premium  $            Value  $              Value  $          Benefit $
--------------------------------------------------------------------------------------------
5          47        5,000.00              4,981.70             4,172.60         104,981.70
10         52       10,000.00             12,543.06            12,408.21         112,543.06
20         62       20,000.00             40,934.08            40,934.08         140,934.08
28         70       28,000.00             84,062.20            84,062.20         184,062.20
--------------------------------------------------------------------------------------------

USAA Life Insurance Company certifies that this illustration has been presented to the applicant and that the applicant has been informed that any non-guaranteed elements illustrated are subject to change. No statements that are inconsistent with the illustration have been made by the authorized representative of USAA Life Insurance Company.

This illustration is based on the options you requested. Because the policy you purchase may differ from that which has been illustrated, you will be provided with an illustration that conforms to your policy at the time it is issued. You will be asked to sign and return the conforming illustration to acknowledge that, when applying for insurance, you were told and understood that any non-guaranteed elements illustrated are subject to change and actual results may be more or less favorable.

_______________________________________               ___________
Ted E. Johnson, Jr., FLMI, ASC, HIA                      Date
Vice President, Life/AnnuityMember Acquisition